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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                         JULY RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           July, 1995          YTD 1995
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $23.2    $29.8    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                        (3.1)    (4.6)    (8.0)   (12.9)
   Non-Cash Income Tax Exp (Ben)            (1.3)    (2.0)    (3.4)    (5.6)
   Other                                     0.4      0.5      2.9      2.9
                                        ------------------------------------
Cash Provided by (Used in) Operations       (4.0)    (6.1)    (8.5)   (15.6)

Changes in Working Capital:
   FIFO Inventory (increase) decrease       (2.5)   (19.9)   (68.1)   (61.2)
   Trade Payables increase (decrease)        8.0     45.2     (4.5)    (1.7)
   All Other                                (5.3)    (5.6)   (16.3)    (6.8)
                                        ------------------------------------
Net Changes in Working Capital               0.2     19.7    (88.9)   (69.7)

Capital Expenditures                        (1.4)    (3.6)   (10.3)   (15.4)

Other:
   ST Borrowings (Payments) - Revolver       2.1    (15.0)   114.1    125.0
   Capital Lease Payments                   (0.3)    (0.3)    (2.1)    (3.3)
   Long-Term Debt Payments                     -     (0.2)   (14.1)   (11.2)
   Financing Fee Payments                      -     (0.3)    (0.8)    (1.0)
                                        ------------------------------------
Total Other                                  1.8    (15.8)    97.1    109.5
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (3.4)    (5.8)   (10.6)     8.8
                                        ------------------------------------

Ending Cash & Cash Equivalents             $19.8    $24.0    $19.8    $24.0
                                        ====================================

(a)As reported on Form 8-K dated February 16, 1995


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